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                                                                  EXHIBIT 10.9
                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT, effective as of February 16, 1998 (the "Agreement"), by and among DEEPAK RAGHAVAN, an individual resident of the state of Georgia ("Raghavan") and MANNATTAN ASSOCIATES, LLC, a Georgia limited liability company (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Operating Agreement of the Company, as amended, authorizes the Company to issue 12,607,337 Shares of its limited liability company interests (as defined in the Operating Agreement, as amended);

     WHEREAS, 10,000,004 Shares of the Company have been issued as of the date hereof;

     WHEREAS, the Company desires to acquire additional capital in order to continue its growth and expand its work-force;

     WHEREAS, Raghavan serves a Manager and as the Chief Technology Officer of the Company; and

     WHEREAS, Raghavan desires to purchase from the Company and the Company desires to sell to Raghavan, 50,000 Shares of the Company (the "Additional Shares") at $20 per share, for an aggregate purchase price of $1,000,000;

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                         SALE OF SHARE CAPITAL; CLOSING

     Section 1.1. Purchase and Sale. On the basis of the covenants and
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agreements set forth herein, Raghavan hereby purchases from the Company and the
Company hereby sells, conveys and assigns to Raghavan all of the Additional Shares.

     Section 1.2. Purchase Price. In consideration of the sale of the Additional
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Shares, and the covenants and agreements of the Company set forth herein,
Raghavan is paying in cash an aggregate amount of U.S. $1,000,000.
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     Section 1.3. Closing. The Closing of the purchase and sale of the
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Additional Shares (the "Closing") is being held contemporaneously with the execution and delivery of this Agreement at the offices of the Company, 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339, on the date hereof. The date of the Closing is referred to as the "Closing Date."

     Section 1.4 Further Assurances. The Company from time to time after the
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Closing, at Raghavan's request, will execute and acknowledge and deliver to
Raghavan such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Raghavan may reasonably request in order to vest more effectively in Raghavan, or to put Raghavan more fully in possession of, any of the Additional Shares. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


                                  ARTICLE 2.
                      SECURITIES COMPLIANCE UPON TRANSFER

     Raghavan understands that he must bear the economic risk of this investment for an indefinite period of time because the Additional Shares are not registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state or other jurisdiction. Raghavan has been advised that there is no public market for the Additional Shares and that the Additional Shares are not being registered under the 1933 Act upon the basis that the transaction involving their sale is exempt from such registration requirements, and that reliance by the Company on such exemption is predicated in part on Raghavan's representations set forth in this Agreement. Raghavan acknowledges that no representations of any kind concerning the future intent or ability to offer or sell the Additional Shares in a public offering or otherwise have been made to Raghavan by the Company or any other person or entity. Raghavan understands that the Company makes no covenant, representation or warranty with respect to the registration of securities under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company. Accordingly, Raghavan acknowledges that there is no assurance that there will ever be any public market for the Additional Shares or that Raghavan will be able to publicly offer or sell any Shares.

     Raghavan represents and warrants that he is able to bear the economic risk of losing his entire investment in the Company, which investment is not disproportionate to Raghavan's net worth, and that Raghavan has adequate means of providing for his current needs and personal contingencies without regard to any investment in the Company. Raghavan acknowledges that any investment in the Company involves a high degree of risk. Raghavan acknowledges that he and his advisors have had an opportunity to ask questions of and to receive answers from the officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Company and the Additional Shares; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. Raghavan represents, warrants and covenants to the Company that he is a resident of the State of Georgia, will be the sole party in
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interest as to the Additional Shares and is acquiring the Additional Shares for his own account, for investment only, and not with a view toward the resale or distribution thereof.

     Raghavan agrees that he will not attempt to pledge, transfer, convey or otherwise dispose of the Additional Shares except in a transaction that is the subject of either (i) an effective registration statement under the 1933 Act and any applicable state securities laws, or (ii) an opinion of counsel, which shall be satisfactory to the Company, to the effect that such registration is not required. Raghavan consents to the placement of legends on any certificate or documents representing any of the Additional Shares stating that the Additional Shares have not been registered under the 1933 Act or any applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof. Raghavan is aware that the Company will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Additional Shares.

     Raghavan represents and warrants that he is familiar with the business in which the Company is engaged and, based upon his knowledge and experience in financial and business matters, is familiar with investments of the sort that he is undertaking herein, is fully aware of the problems and risks involved in making an investment of this type and is capable of evaluating the merits and risks of this investment. Raghavan represents and warrants that he is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated pursuant to the 1933 Act. Raghavan also acknowledges that he is not acquiring the Additional Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Additional Shares but rather upon his own independent examination and judgment as to the prospects of the Company. Raghavan acknowledges that the Company has made no oral or written representations or warranties in connection with the issuance of the Additional Shares and the Company has not made or delivered to Raghavan any financial projections or forecasts.

     Raghavan represents and warrants that the Additional Shares are being issued to him without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, affiliates, agents or representatives and that this Agreement is a valid and binding obligation of Raghavan enforceable against him in accordance with its terms.

                                  ARTICLE 3.
                             DELIVERIES AT CLOSING

     Section 3.1. Deliveries by Seller. The Company has delivered or has caused
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to be delivered to Raghavan a duly completed and signed share transfer and share certificate in favor of Raghavan in respect of all of the Additional Shares.

     Section 3.2. Deliveries by Raghavan. Raghavan has delivered or has caused
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to be delivered to the Company a receipt acknowledging delivery and receipt of the share certificate.
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                                  ARTICLE 4.
                            MISCELLANEOUS PROVISIONS

     Section 4.1.  Entire Agreement; Modifications and Amendments. This
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Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and thereof and supersedes all prior oral and written agreements. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto, and no oral waiver to this sentence shall be valid.

     Section 4.2. Assignment; Successors-in-Interest. This Agreement shall be
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binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, but no assignment shall relieve any party of its obligations hereunder. Any reference hereto shall also be a reference to a permitted successor or assign.

     Section 4.3. Captions. The titles and captions contained in this Agreement
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are inserted herein for convenience and for reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     Section 4.4. Controlling Law; Integration. This Agreement shall be governed
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by and construed and enforced in accordance with the internal laws of the State of Georgia, U.S.A., without reference to Georgia's choice of law rules. The parties hereto hereby agree that any legal proceeding instituted with respect to this Agreement may be brought in Atlanta, Georgia, U.S.A. and the parties hereby submit to personal jurisdiction therein and agree that venue properly lies therein. This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto.

     Section 4.5. Severability. Any provision hereof which is prohibited or
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unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

     Section 4.6. Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 4.7. Enforcement of Certain Rights. Nothing expressed or implied in
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this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, effective as of the date first above written.


                                           /s/ DEEPAK RAGHAVAN
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                                           DEEPAK RAGHAVAN



                                           MANHATTAN ASSOCIATES, INC.


                                           By: /s/ Alan J. Dabbiere
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                                                Alan J. Dabbiere, President